UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 14, 2004

SmarTire Systems Inc.
(Exact name of registrant as specified in its charter)

Yukon Territory
(State or other jurisdiction of incorporation)

0-29248
(Commission File Number)

not applicable
(IRS Employer Identification No.)

150-13151 Vanier Place, Richmond, British Columbia, V6V 2J1
(Address of principal executive offices and Zip Code)

(604) 276-9884
(Registrant's telephone number, including area code)

not applicable
(Former name or former address, if changed since last report.)

Item 5. Other Events.

Our news release with respect to a major sales order with Chu Chang International Ltd. is appended to this Current Report on Form 8-K as exhibit 99.1.

The Company announces that in conjunction with its Master Distributor in China, Beijing Boom Technology Co. Ltd., it has finalized a major sales order with its exclusive dealer in Taiwan, Chu Chang International Ltd. The order valued at approximately $5 million involves the delivery of the Company's tire pressure monitoring systems (TPMS) over a period of 12 months commencing later this month and the order is being secured by an irrevocable letter of credit. The products being ordered are the Company's SmarTire for Buses for application in the tourist bus industrys.

Item 7. Financial Statements and Exhibits.

Exhibits

10.1 Dealer and Supply Agreement dated June 3, 2004 with Beijing Boom Technology Co. Ltd. and Chu Chang International Ltd.

99.1 News release issued by the Registrant on June 14, 2004

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTIRE SYSTEMS INC.

/s/ Jeff Finkelstein
By: Jeff Finkelstein
Chief Financial Officer

Date: June 15, 2004